CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 19, 2015

To the Participants, Benefit Plan Administration Committee, and Investment Committee
DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by
Local 223 of the Utility Workers Union of America

We hereby consent to the incorporation by reference in this Annual Report on Form 11-K of the DTE Electric Company Savings & Stock Ownership Plan for Employees Represented by Local 223 of the Utility Workers Union of America as of, and for the year ended, December 31, 2014 of our report dated June 19, 2015, included in Registration Statement No. 333-157768 of DTE Energy Company on Form S-8, dated June 19, 2015, relating to the statements of net assets available for benefits as of December 31, 2014 and 2013, the statement of changes in net assets available for benefits for the year ended December 31, 2014, and the schedule of assets (held at end of year) as of December 31, 2014.

/s/ GEORGE JOHNSON & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS
Detroit, Michigan